UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

Matthews International Corporation
(Name of Registrant as Specified In Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

BARINGTON COMPANIES INVESTORS, LLC

BARINGTON CAPITAL GROUP, L.P.

LNA CAPITAL CORP.

JAMES MITAROTONDA

ANA B. AMICARELLA

CHAN W. GALBATO

1 NBL EH, LLC

JOSEPH GROMEK

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Barington Companies Equity Partners, L.P. (“Barington”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Barington’s slate of director nominees at the 2025 annual meeting of shareholders (the “Annual Meeting”) of Matthews International Corporation, a Pennsylvania corporation (the “Company”).

On the evening of January 2, 2025, Barington uploaded the following material to www.barington.com/matthews:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Barington Companies Equity Partners, L.P. (“Barington”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Barington’s slate of highly-qualified director nominees at the 2025 annual meeting of shareholders of Matthews International Corporation, a Pennsylvania corporation (the “Company”).

BARINGTON STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the anticipated proxy solicitation are expected to be Barington, Barington Companies Investors, LLC (“Barington Companies Investors”), Barington Capital Group, L.P. (“Barington Capital Group”), LNA Capital Corp. (“LNA Capital”), James Mitarotonda, 1 NBL EH, LLC (“NBL”), Joseph Gromek, Ana B. Amicarella and Chan W. Galbato.

As of the date hereof, Barington directly beneficially owns 563,962 shares of Class A Common Stock, $1.00 par value (the “Common Stock”), of the Company, 100 shares of which are held in record name. As of the date hereof, Barington Companies Investors, as the general partner of Barington, may be deemed to beneficially own the 563,962 shares of Common Stock beneficially owned by Barington. Barington Capital Group, as the majority member of Barington Companies Investors, may be deemed to beneficially own the 563,962 shares of Common Stock beneficially owned by Barington. LNA Capital, as the general partner of Barington Capital Group, may be deemed to beneficially own the 563,962 shares of Common Stock beneficially owned by Barington. Mr. Mitarotonda, as the sole shareholder and director of LNA Capital, may be deemed to beneficially own the 563,962 shares of Common Stock. As of the date hereof, NBL directly beneficially owns 17,990 shares of Common Stock. Mr. Gromek, as the managing member of NBL, may be deemed to beneficially own the 17,990 shares of Common Stock beneficially owned by NBL. As of the date hereof, Ms. Amicarella and Mr. Galbato do not beneficially own any shares of Common Stock.